Exhibit 4.3

[FORM OF WARRANT]

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS SECURITY.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH i2 TECHNOLOGIES, INC. OR ANY AFFILIATE OF i2 TECHNOLOGIES, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO i2 TECHNOLOGIES, INC. OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO i2 TECHNOLOGIES, INC.’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED BELOW) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

i2 TECHNOLOGIES, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock: [                    ]

Date of Issuance: November         , 2005 (“Issuance Date”)

i2 Technologies, Inc., a corporation incorporated under the laws of the state of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant To Purchase Common Stock (including any Warrants To Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York Time, on the Warrant Expiration Date (as defined below), [            ] fully paid and nonassessable shares of Common Stock (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14. This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Purchase Agreement (the “Securities Purchase Agreement”), dated as of November         , 2005 (the “Subscription Date”), by and among the Company and the investors referred to therein (the “Buyers”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery by facsimile with a confirmatory written notice by overnight delivery, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii)(A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall, subject to applicable laws (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system (which balance account shall be specified in the Exercise Notice), or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in clause (ii)(B) above, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Warrant Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Warrant Shares. The Warrant Shares shall bear the legends referred to in Section 4(n) of the Securities Purchase Agreement, to the extent required thereby.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $15.4675, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. Subject to Section 12, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of an Exercise Notice, with confirmatory notice by overnight delivery, the Company shall fail to issue and deliver a certificate to the Holder and register such Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-

In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the date of exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a Shelf Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number	=	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Volume Weighted Average Price of the Common Stock during the five (5) Trading Days immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f) Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and no holder of SPA Warrants shall have the right to exercise any SPA Warrants, to the extent that after giving effect to such exercise, any holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Exercise Limitation”). For purposes of the foregoing sentence, the shares of Common Stock beneficially owned by a holder and its affiliates shall include the Common Stock issuable upon exercise of any SPA Warrants with respect to which the determination of such sentence is being made, but shall exclude Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of any Warrants beneficially owned by such holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of shares of outstanding Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent annual, quarterly or current report on Form 10-K, 10-Q or Form 8-K, respectively, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Notes and the SPA Warrants, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Exercise Limitation to any other percentage not in excess of 9.99% specified in such notice; provided, that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants. Notwithstanding the foregoing, the Exercise Limitation shall not be applicable on any of the ten Trading Days up to and including the effective date of a Change of Control.

(g) Until Stockholder Approval shall have been obtained, the Company may not (and shall not) issue or deliver more than 500,000 shares of Common Stock (subject to appropriate adjustments for any stock splits, stock dividends and similar events pursuant to Section 2(a) (the “Exercise Shares Cap”) upon exercise of the SPA Warrants pursuant to Section 1(a) thereof.

(h) To the extent the Company is precluded from issuing shares of Common Stock upon any exercise of this Warrant prior to obtaining Stockholder Approval due to the Exercise Shares Cap, then the Company shall pay to the Holder in cash an amount equal to the product of the Closing Sale Price on the Exercise Date multiplied by the number of Warrant Shares the Company is so precluded from issuing.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Exercise Price and number of Warrant Shares in effect immediately prior thereto shall be adjusted so that the Holder of any Warrant thereafter surrendered for exercise shall be entitled to receive that number of shares of Common Stock which it would have owned immediately following the happening of such event had such Warrant been exercised immediately prior to the record date of such event or the happening of such event. Adjustments made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b) In case the Company shall issue rights, options or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) at a price per share (or having a conversion, exercise or exchange price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 2) on the record date for the determination of stockholders entitled to receive such rights, options or warrants (or if no record date is fixed the Business Day immediately prior to the date of announcement of such issuance). (treating the conversion exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Exercise Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance) plus the number of shares which the aggregate offering price of the total the number of shares of Common Stock so offered (or the aggregate conversion exercise or exchange price of the securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion, exercise or exchange of such securities by the applicable conversion, exercise or exchange price per share of Common Stock pursuant to the terms of such securities) would purchase at the Current Market Price per share (as defined in subsection (g) of this Section 2) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance) plus the number of additional shares of Common Stock offered (or into which the securities so offered are convertible, exchangeable or exercisable). Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The adjustments contemplated by this Section 2(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after such record date. If at the end of the period during which such rights, options or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Exercise Price and adjusted number of Warrant Shares shall be immediately readjusted to what they would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 2), or shall distribute to all or substantially all holders of its Common Stock rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants referred to in subsection (b) of this Section 2 and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below)), then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the current Exercise Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (g) of this Section 2) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights, options or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (g) of this Section 2) of the Common Stock on such record date. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The adjustments contemplated by this Section 2(c) shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Warrant shall have the right to receive upon exercise the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights, options or warrants the Holder would have received had such Holder exercised this Warrant on such record date. In the event that such dividend or distribution is not so paid or made, the Exercise Price and number of Warrant Shares shall again be adjusted to be the Exercise Price and number of Warrant Shares which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 2(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all or substantially all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Exercise Price shall be decreased so that the same shall be equal to the rate determined by multiplying the Exercise Price in effect on the record date with respect to such distribution by a fraction the numerator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period and of which the denominator shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Closing Sale Price over the Spinoff Valuation Period of the portion of the securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which “ex-dividend trading” commences. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

In lieu of the foregoing, the Company may at the time of the public announcement of such distribution elect in a written notice provided to the Holder to reserve the pro rata portion of such securities so that the Holder shall have the right to receive upon exercise the amount of such shares of capital stock or similar equity interests of such Subsidiary or business unit that the Holder would have received if the Holder had exercised this Warrant on the record date with respect to such distribution.

With respect to any rights under a preferred shares rights plan of the Company (“Rights Plan”), upon any exercise of the SPA Warrants, to the extent that the Rights Plan is still in effect upon such exercise, the holders of SPA Warrants will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of exercise), subject to the limitations set forth in any such Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon any exercise of the SPA Warrants, the Exercise Price will be adjusted as provided in this Section 2 (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 2(c).

Rights, options or warrants (other than rights issued pursuant to a Rights Plan) distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 2 (and no adjustment to the Exercise Price under this Section 2 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and number of Warrant Shares shall be made under this Section 2(c). If any such right, options or warrant, including any such existing rights, options or warrants distributed prior to the date of this Warrant, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and number of Warrant Shares under this Section 2 was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price and number of Warrant Shares shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exercise Price and number of Warrant Shares shall be readjusted as if such rights and warrants had not been issued.

(d) In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock Cash, the Exercise Price shall be reduced so that the same shall equal the price determined by dividing such Exercise Price in effect on the record date with respect to such Cash dividend or distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 2) as of the day before the “ex” date with respect to the dividend or distribution, and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 2) as of the day before the “ex” date with respect to the dividend or distribution less the amount per share of the Cash dividend or distribution, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid; provided, however, that, in the event the portion of the Triggering Distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exercise the amount of Cash such Holder would have received had such Holder exercised each Warrant on such record date. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. In the event that such dividend or distribution is not so paid or made, the Exercise Price and number of Warrant Shares shall again be adjusted to be the Exercise Price and number of Warrant Shares that would then be effect if such dividend or distribution had not been declared.

(e) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the

Trustee thereof) of any other consideration) that exceeds an amount equal to the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 2) as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), then, immediately prior to the opening of business on the day after the Expiration Date, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 2) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 2) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Exercise Price and number of Warrant Shares shall again be adjusted to be the Exercise Price and number of Warrant Shares which would have been in effect based upon the number of shares actually purchased. If the application of this Section 2(e) to any tender offer would result in an increase in the Exercise Price, no adjustments shall be made for such tender offer under this Section 2(e).

For purposes of this Section 2(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(f) In case the Company shall issue, prior to June 3, 2006, shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than $13.45 (subject to adjustment in the same manner as the Exercise Price is adjusted pursuant to Section 2(a) hereof) (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Exercise Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate issuance price of the total number of shares of Common Stock so issued (or the aggregate conversion price of the convertible securities so issued, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at $13.45 per share of Common Stock (subject to adjustment in the same manner as the Exercise Price is adjusted pursuant to Section 2(a) hereof), and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock issued (or into which the convertible securities so issued are convertible). Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The adjustments contemplated by this Section 2(f) shall be made successively whenever any such Common Stock (or securities convertible into Common Stock) are issued and shall become effective immediately after issuance. If at the end of the period during which any such securities convertible into Common Stock are convertible not all such securities shall have been converted, the adjusted Exercise Price and adjusted number of Warrant Shares shall be immediately readjusted to what they would have been based upon the number of additional shares of Common Stock actually issued upon conversion of such convertible securities. Notwithstanding the foregoing provisions of this Section 2(f), (i) no adjustment to the Exercise Price shall be required to be made hereunder in respect of the first $25 million of Common Stock (or securities convertible into Common Stock) issued after the date hereof at a price per share (or having a conversion price per share) less than $13.45 (subject to adjustment in the same manner as the Exercise Price is adjusted pursuant to Section 2(a) hereof), and (ii) no adjustment to the Exercise Price shall be required to be made hereunder unless a similar adjustment to the conversion price of the Series B Preferred Stock is required to be made under Section 5(b)(iii) of the Certificate of Designations of the Series B Preferred Stock as in effect on the date hereof. The provisions of this Section 2(f) shall expire and be of no further force or effect on June 3, 2006. Until such time as the Company receives the Stockholder Approval, no adjustment shall be made pursuant to this Section 2(f) that shall cause the Exercise Price to be less than $             [insert price equal to Closing Bid Price plus 12.5¢ per warrant share] (subject to adjustment in the same manner as the Exercise Price is adjusted pursuant to Section 2(a) hereof)] (the “Series B Limitation”); provided, however, upon receipt of the Stockholder Approval, any adjustment previously required to this Section 2(f) that was not made by reason of the Series B Limitation shall immediately take effect.

(g) For the purpose of any computation under subsections (b), (c), (d) or (e) of this Section 2, the current market price (the “Current Market Price”) shall mean, with respect to any date of determination, the average of the Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the date of determination. For purposes hereof, the term “ex” date, when used with respect to any dividend or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution.

(h) In any case in which this Section 2 shall require that adjustments be made following a record date or Expiration Date, as the case may be, established for purposes of this Section 2, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9 of the Indenture) issuing to the Holder of any Warrant exercised after such record date or Expiration Date the Common Stock and other capital stock of the Company issuable upon such exercise over and above the Common Stock and other capital stock of the Company issuable upon such exercise only on the basis of the Exercise Price and number of Warrant Shares prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Exercise Price and number of Warrant Shares is required to be made as of the record date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Exercise Price and number of Warrant Shares shall be readjusted to the Exercise Price and number of Warrant Shares which would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

(i) For purposes of this Section 2, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(j) No Adjustment. No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price as last adjusted; provided, however, that any adjustments which by reason of this Section 2(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Except as otherwise provided herein, no adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock. To the extent that the Warrant becomes exercisable into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(k) Notice of Adjustments. Upon any adjustment of the Exercise Price or of the number or kind of securities into which this Warrant is exercisable pursuant to the terms of this Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price or the number of Warrant Shares or other securities subject to this Warrant resulting from such adjustment, as the case may be, and shall set forth in reasonable detail the method of such calculation and the facts upon which such calculation is based.

(l) Reorganization or Reclassification. Any recapitalization, reorganization or reclassification, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Holders) to insure that each of the holders shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s SPA Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if such holder had exercised its SPA Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s SPA Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Holders) with respect to such holders’ rights and interests to insure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to the SPA Warrants.

3. CHANGE OF CONTROL. The Company shall not enter into or be party to a Change of Control of the type referred to in clauses and (1) or (5) of the definition of such term in Section 14 unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 3 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each holder of SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant exercisable for the Adjusted Warrant Consideration (as defined below). Upon the occurrence of any Change of Control, the Successor Entity, if other than the Company, shall succeed to, and be substituted for (so that from and after the date of such Change of Control, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of any Change of Control, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Change of Control, in lieu of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Change of Control, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Change of Control had this Warrant been converted immediately prior to such Change of Control, as adjusted in accordance with the provisions of this Warrant (provided that, if the type or amount of shares of stock, securities, cash, assets or any other property whatsoever receivable upon such Change of Control is more than a single type of consideration (determined based in part upon any form of stockholder election), then the type and amount of consideration will be deemed to be the weighted average of the kind and amounts of consideration received by the holders of the Company’s Common Stock that affirmatively make such an election) (the “Adjusted Warrant Consideration”). In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control pursuant to which holders of

Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Change of Control but prior to the Warrant Expiration Date, in lieu of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Change of Control, the Adjusted Warrant Consideration. Provision made pursuant to the preceding sentence shall be in form and substance reasonably satisfactory to the Required Holders. In connection with any Change of Control in which all holders of Common Stock and securities convertible into, exercisable for and exchangeable for Common Stock are solely to receive in such Change of Control cash and/or securities of an entity that is not a publicly traded corporation whose capital stock is quoted on or listed on a securities exchange or quotation system in exchange for such securities, the Company shall have the right to require the Holder to sell, and the Holders shall have the option to require the Company to purchase, all or any portion of this Warrant for cash payable at consummation of such Change of Control in an amount equal to the greater of (i) the product of (a) the total number of shares for which this Warrant may be exercised and (b) the difference between the Exercise Price then in effect and the consideration per share received in such Change of Control or (ii) the product of (1) the remaining unexercised portion of this Warrant, on the date of such consummation which value shall be determined by use of the Black-Scholes Option Pricing Model reflecting (a) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (b) an expected volatility equal to the greater of 60% and, to the extent applicable, the 100 day volatility obtained from the historical price volatility function on Bloomberg and (2) the total number of shares for which this Warrant may be exercised. The provisions of this Section shall apply similarly and equally to successive Change of Control and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

4. COVENANTS. (a) The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, amalgamation, scheme or plan of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

(b) The Company agrees to use its reasonable best efforts to seek and obtain affirmative approval in accordance with the Company’s Certificate of Incorporation and the rules of The Nasdaq Stock Market at the next special or annual meeting of its stockholders, which shall be held no later than May 31, 2006, for the issuance of a number of shares of

Common Stock sufficient to fully provide for the conversion of the SPA Notes and the exercise of the SPA Warrants from time to time as such SPA Notes and SPA Warrants are presented for conversion or exercise, including without limitation the issuance of all such shares in excess of the Exercise Share Cap and Conversion Shares Cap (as defined in the SPA Notes) (such affirmative approval being referred to as the “Stockholder Approval”). If the Company shall not obtain the Stockholder Approval at its next meeting of stockholders, the Company shall use its reasonable best efforts to obtain such approval at each succeeding meeting of its stockholders until such time as it shall have obtained approval for the issuance of a number of shares of Common Stock sufficient to fully provide for the conversion of the SPA Notes and the exercise of the SPA Warrants. Upon receipt by the Company of the Stockholder Approval, the Company shall publish such information on the Company’s web site or through such other public medium as the Company may use at that time.

5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. This Warrant may only be offered, sold or otherwise transferred (a) pursuant to an effective registration statement under the 1933 Act, (b) to the Company, (c) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, (d) to a “qualified institutional buyer” in accordance with Rule 144A of the 1933 Act, (e) outside the United States in accordance with Rule 904 of Regulation S of the 1933 Act, (f) pursuant to the exemption from registration provided by Rule 144 under the 1933 Act (if available) or (g) pursuant to another available exception from the registration requirements of the Securities Act, subject to the Company’s right prior to any such offer, sale or transfer pursuant to clause (g) to require the delivery of an opinion of counsel, certification and/or other information reasonably satisfactory to it that such offer, sale or transfer does not require registration under the 1933 Act or applicable state securities laws, and the holder shall furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred and the transferee shall agree to be bound by the terms hereof.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in a customary form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 14 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within ten (10) business days after any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided, in each case, that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least 15 days prior to any Change of Control (other than pursuant to clause (3) of such definition, in which case within one (1) day of the Company’s knowledge of such transaction or proposed transaction).

8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided, that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

9. GOVERNING LAW; JURISDICTION; JURY TRIAL. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Subject to Section 11, to the fullest extent permitted by applicable law, each party hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Warrant and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall use reasonable best efforts to cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. TRANSFER. Subject to Section 6 hereof, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

14. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Board of Directors” means the Board of Directors of the Company, or any committee thereof.

(c) “Business Day” means each day that is not a Legal Holiday.

(d) “Capital Stock” or “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into or exchangeable or exercisable for such equity.

(e) “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any person or group of related persons (other than to any of the Company’s wholly owned Subsidiaries);

(2) the approval by the holders of the Company’s Capital Stock of any plan or proposal for the liquidation or dissolution of the Company;

(3) if any person or group shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company; or

(4) at any time the following persons cease for any reason to constitute a majority of the Company’s Board of Directors: (i) individuals who on the date hereof constituted the Company’s Board of Directors; (ii) any new directors who are elected to the Company’s Board of Directors by the holders of the Series B Preferred Stock; and (iii) any other new directors whose appointment to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either (A) who were directors of the Company on the date hereof, (B) were elected to the Company’s Board of Directors by the holders of the Series B Preferred Stock or (C) whose appointment or nomination for election was previously so approved; or

(5) any consolidation or merger by the Company where persons who are beneficial owners, directly or indirectly, of the Company’s shares of voting stock immediately prior to such transaction no longer beneficially own, directly or indirectly, at least a majority of the aggregate ordinary voting power represented by issued and outstanding voting stock of the continuing or surviving corporation or entity.

For purposes of the definition of Change in Control: (i) “person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision); (ii) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Warrant; (iii) “beneficially owned” and “beneficially own” have meanings correlative to that of beneficial owner; and (iv) “voting stock” means any class or classes of Capital Stock pursuant to which the holders of Capital Stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person or other persons performing similar functions irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

(f) “Closing Sale Price” of the Common Stock means, as of any date of determination, the closing per share sale price (or, if no such closing sale price is reported on such day, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) at 4:00 p.m., New York time, as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported on the Nasdaq System or by the National Quotation Bureau Incorporated.

(g) “Common Stock” means (i) shares of the Company’s common stock, par value $0.00025 per share, and (ii) any share capital into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(i) “Indenture” means that certain Indenture, dated as of November __, 2005, between the Company and the Trustee, as Trustee, pursuant to which the Company’s 5% Senior Convertible Notes due 2015 are being issued.

(j) “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

(k) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(l) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Principal Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Change of Control.

(m) “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(n) “Principal Market” means The New York Stock Exchange, Inc. or the Nasdaq National Market, as the case may be.

(o) “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Buyers.

(p) “Required Holders” means the holders of the SPA Warrants representing at least a majority of Common Stock underlying the SPA Warrants then outstanding.

(q) “SPA Notes” means the notes issued pursuant to the Securities Purchase Agreement.

(r) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from, continuing from or surviving any Change of Control or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Change of Control shall have been entered into.

(s) “Trading Day” means (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, (ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available; or (iv) if the Common Stock is not so listed, quoted or traded on any Business Day.

(t) “Trustee” means the Trustee under, and as such term is defined in, the Indenture.

(u) “Volume Weighted Average Price” per share of Common Stock (or any security into which the Common Stock has been converted) on any Trading Day means the volume weighted average price on the principal exchange or over-the-counter market on which the Common Stock (or such other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as reported by Bloomberg or if such Volume Weighted Average Price is not available, the Board of Directors’ reasonable, good faith estimate of the volume weighted average price of the shares of Common Stock (or other security) on such Trading Day.

(v) “Warrant Expiration Date” means the date 120 months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market, the next date that is not a Legal Holiday.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant To Purchase Common Stock to be duly executed as of the Issuance Date set out above.

i2 TECHNOLOGIES, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

i2 TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase                              of the shares of Common Stock (“Warrant Shares”) of i2 Technologies, Inc., a corporation incorporated under the laws of the state of Delaware (the “Company”), evidenced by the Warrant To Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares.

Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the holder of the Warrant submitting this Exercise Notice that (A) the representations and warranties of the holder set forth in Sections 4(a) and 4(d) of the Securities Purchase Agreement are true and correct as of the date hereof and (B) after giving effect to the exercise provided for in this Exercise Notice, such holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of the number of shares of Common Stock which exceeds the Exercise Limitation of the total outstanding Common Stock as determined pursuant to the provisions of Section 1(f)(i) of the Warrant.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                              Warrant Shares in accordance with the terms of the Warrant. The Warrant Shares shall be registered in the name of [Insert Name or Name of Nominee] and be delivered to the following address [Insert Address]. The social security number or tax identification number of the holder is [Insert Appropriate Information].

Date: ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Insert Name of Transfer Agent] to issue the above indicated the number of shares of Common Stock to [Insert Name of Holder] in accordance with the Transfer Agent Instructions dated                     , from the Company and acknowledged and agreed to by [Insert Name of Transfer Agent].

i2 TECHNOLOGIES, INC.

By:
Name:
Title: